EXHIBIT 3.55

Certificate of Amendment by Director

or Incorporators to Articles

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1)☒ Amendment by Directors (123-AMDD)	(2)☐ Amendment by Incorporators (124-AMDI)

Complete the general information in this section for the box checked above
Name of Corporation	Alcoa Building Products, Inc.
Charter Number	129486

☐ Please check if additional provisions attached hereto are incorporated herein and made a part of these articles of organization.

Complete the information in this section if box (1) is checked.

Name and Title of Officer                                                      Gary Acinapura                                           Director
(name)                                                                                   (title)

(CHECK ONLY ONE (1) BOX)
☐   A meeting of the shareholders was duly called and held on  ______________________________
(Date)

☒  In an writing signed by all the Directors pursuant to section 1701.54 of the ORC

The following resolution was adopted pursuant to section 1701.70(B)          First         of the ORC:
(Insert proper paragraph number)

RESOLVED, the Amended Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered FIRST so that, as amended,
Said Article shall be and read as follows: “The name of this corporation
Shall be: “ALCOA HOME EXTERIORS, INC.” Dated and effective as of November
12, 2002.

Complete the information in this section if box (2) checked.

We, the undersigned, being all of the incorporators or the above named corporation, do certify that the subscriptions to shares have not been received in such amount that the stated capital of such shares is at least equal to the stated capital set forth in the articles as that with which the corporation will begin business and that we have elected to amend the articles as follows:

REQUIRED Must be authenticated (signed) by an authorized representative (See instructions)	/s/ Gary G. Acinapura	11/18/02
	Authorized Representative	Date

	Authorized Representative	Date

	Authorized Representative	Date